Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of July 9, 2021, by and among StoneCastle Financial Corp., a Delaware corporation with headquarters located at 100 Fillmore Street, Suite 325, Denver, Colorado 80206 (the “Company”), and each investor identified on the signature pages hereto (individually, an “Investor” and collectively, the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company, the Shares as more fully described in this Agreement

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE I
DEFINITIONS

1.1   Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in The State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.

“Closing Date” means the date of the closing of the purchase and sale of the Shares, subject to satisfaction (or, if applicable, waiver) of the conditions to Closing specified herein, but in no event later than the second (2nd) Trading Day following the date hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Troutman Pepper Hamilton Sanders LLP, counsel to the Company.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock.

“DVP” has the meaning set forth Section 2.1.

“DWAC” has the meaning set forth in Section 2.2(a)(ii).

“Effective Date” has the meaning set forth in Section 3.1(e).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” has the meaning set forth in Section 3.1(h).

“Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

“Insolvent” has the meaning set forth in Section 3.1(h).

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investor” has the meaning set forth in the Preamble.

“Investor Party” has the meaning set forth in Section 4.4.

“Knowledge” of the Company means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of any executive officer of the Company as of the date of this Agreement.

“Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, reasonable attorneys’ fees.

“Material Adverse Effect” means any of (i) a material adverse effect on the results of operations, assets, business or financial condition of the Company, (ii) an adverse impairment of the Company’s ability to perform its obligations under this Agreement or (iii) an adverse effect on the legality, validity or enforceability of any of this Agreement, that none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect: (y) a change in the market price or trading volume of the Common Stock or (z) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes) so long as such changes do not have a disproportionate effect on the Company.

“Money Laundering Laws” has the meaning set forth in Section 3.1(r).

“Options” means any outstanding rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other legal entity.

“Per Share Purchase Price” equals the Nasdaq Official Closing Price (as reflected on Nasdaq.com) on July 9, 2021, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement and prior to the Closing Date.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Prospectus” means the final base prospectus filed for the Registration Statement.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the SEC and delivered by the Company to each Investor at the Closing.

“Registration Statement” means the effective registration statement with SEC (File No. 333-251349), including all information, documents and exhibits filed with or incorporated by reference into such registration statement, which registers the sale of the Shares to the Investors.

“RIC” means a regulated investment company, as defined in the Code.

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“SEC” means United States Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 3.1(g).

“Shares” means the shares of Common Stock issued or issuable to each Investor pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Securities Act” has the meaning set forth in the Preamble.

“Subscription Amount” means, as to each Investor, the aggregate amount to be paid for Shares purchased hereunder as specified below such Investor’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTCQX or OTCQB), or (ii) if the Common Stock is not listed or quoted on a Trading Market (other than the OTCQX or OTCQB), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTCQX or OTCQB, or (iii) if the Common Stock is not listed or quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, OTCQX or OTCQB on which the Common Stock is listed or quoted for trading on the date in question.

“Transfer Agent” means Computershare Trust Company, the current transfer agent of the Company.

ARTICLE II
PURCHASE AND SALE

2.1   Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investors, severally and not jointly, agree to purchase, up to an aggregate of $10,775,000 of Shares. Each Investor’s Subscription Amount as set forth on the signature page hereto executed by the Investor shall be made available for “Delivery Versus Payment” (“DVP”) settlement with the Company or its designees. The Company shall deliver to the Investor its Shares and the Company and the Investor shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in 2.2 and 2.3, the Closing shall occur at the offices of the Company Counsel, 3000 Two Logan Square, Eighteenth and Arch Streets, Philadelphia, PA 19103-2799 or such other location as the parties shall mutually agree. Settlement of the Shares shall occur via DVP (i.e., on the Closing Date, the Company shall issue the Shares registered in the Investors’ name and address and released by the Transfer Agent directly to the account identified by each Investor, and payment therefor shall be made by the Investors by wire transfer of immediately available funds.

2.2   Deliveries.

(a)    On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Investor, the following:

(i)             this Agreement duly executed by the Company;

(ii)           a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) Shares equal to such Investor’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Investor;

(iii)           the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act);

(iv)           a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors (or a committee thereof) of the Company approving the transactions contemplated by this Agreement and the issuance of the Shares, (b) certifying the current versions of the certificate of incorporation and by-laws of the Company, as amended through the Closing Date, and (c) certifying as to the signatures and authority of persons signing this Agreement on behalf of the Company; and

(v)           a certificate of the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, certifying to the fulfillment of the conditions applicable to the Company specified in Section 2.3(b)(i) and 2.3(b)(ii).

(b)    On or prior to the Closing Date, each Investor shall deliver or cause to be delivered to the Company, the following:

(i)             this Agreement duly executed by such Investor; and

(ii)           Such Investor’s Subscription Amount, which shall be made available for DVP settlement with the Company or its designees.

2.3   Closing Conditions.

(a)    The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Investors contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)           all obligations, covenants and agreements of each Investor required to be performed at or prior to the Closing Date shall have been performed; and

(iii)           the delivery by each Investor of the items set forth in Section 2.2(b) of this Agreement.

(b)    The respective obligations of the Investors hereunder in connection with the Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)            all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)           there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(iv)           from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the SEC or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Investor, makes it impracticable or inadvisable to purchase the Shares at the Closing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1   Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors:

(a)    Organization and Qualification. The Company is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(b)    Authorization; Enforcement. The Company has the requisite corporate authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of each of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no further consent or action is required to be obtained or taken, as the case may be, by the Company, its Board of Directors or its stockholders. This Agreement has been duly executed by the Company and is the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)    No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including, assuming the accuracy of the representations and warranties of the Investors set forth in Section 3.2 hereof, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company are bound or affected.

(d)    Filings, Consents, and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement other than (i) the filing with the SEC of the Prospectus Supplement, (ii) such filings required by applicable state or blue sky securities laws, and (iii) the filing of any requisite notices and/or application(s) to the Trading Market for the issuance and sale of the Shares. No approval from the holders of outstanding shares of Common Stock is required by applicable law, the articles of incorporation or bylaws of the Company or the rules of the Trading Market (that are effective on the Company) in connection with the Company’s issuance and sale of the Shares to the Investors.

(e)    The Shares; Registration. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and will not be subject to preemptive or similar rights of stockholders (other than those imposed by the Investors). The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on May 28, 2021 (the “Effective Date”), including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Company was at the time of the filing of the Registration Statement eligible to use Form N-2. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the SEC and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the SEC. The Company, if required by the rules and regulations of the SEC, will file the Prospectus Supplement with the SEC pursuant to Rule 424(b). At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)     Capitalization. The aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in the SEC Reports. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance in all material respects with all applicable securities laws. The Company did not have outstanding at July 9, 2021 any other Convertible Securities, Options, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, with or without consideration.

(g)    SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (and the corresponding sections under the Investment Company Act), for the 12 months preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension and has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (and the corresponding sections under the Investment Company Act), for the two years preceding the date hereof. Such reports required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (and the corresponding sections under the Investment Company Act), together with any materials filed or furnished by the Company under the Exchange Act, whether or not any such reports were required being collectively referred to herein as the “SEC Reports”. As of their respective dates (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), the SEC Reports filed by the Company complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing) by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing). Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All material agreements to which the Company is a party or to which the property or assets of the Company are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.

(h)    Material Changes; Undisclosed Events, Liabilities or Developments; Solvency. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or changed its auditors, except as disclosed in its SEC Reports, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any Knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any Knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the applicable Closing, will not be Insolvent (as defined below). For purposes of this Section 3.1(h), “Insolvent” means (1) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness, (2) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (3) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (4) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(i)     Listing and Maintenance Requirements. The Company has not, in the twelve (12) months preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all such listing and maintenance requirements.

(j)     Acknowledgment Regarding Investors’ Purchase of Shares. The Company acknowledges and agrees that each of the Investors, in their capacity as such, is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Investor, in its capacity as such, is acting as a financial advisor or fiduciary of the Company with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Investors’ purchase of the Shares. The Company further represents to each Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its advisors and representative.

(k)    Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged. The Company has not been refused any insurance coverage sought or applied for, and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(l)     Tax Status. The Company (i) has made or filed all applicable United States federal and state income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, and shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(m)  Absence of Litigation. There is no action, suit or proceeding by or before any court or any governmental body or authority which adversely affects or challenges the legality, validity or enforceability of this Agreement or the Shares.

(n)    Employee Relations. The Company is not a party to any collective bargaining agreement or employs any member of a union. The Company’s relations with its employees, if any, are as disclosed in the SEC Reports, to the extent required. Except as disclosed in the SEC Reports, no current executive officer of the Company has notified the Company that such officer intends to leave the Company, as applicable, or otherwise terminate such officer’s position with the Company, as applicable. To the Knowledge of the Company, no executive officer of the Company is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.

(o)    Title to Assets. The Company does not own real property. The Company has good and marketable title in all personal property owned by them that is material to the business of the Company, in each case free and clear of all Liens, except for Liens that do not, individually or in the aggregate, have or result in a Material Adverse Effect. Any real property and facilities held under lease by the Company is held by it under valid, subsisting and enforceable leases of which the Company is in material compliance.

(p)    Sarbanes-Oxley Act. The Company is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act).

(q)    Foreign Corrupt Practices. Neither the Company nor, to the Knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political parties or campaigns from corporate funds; (iii) violated or is in violation in any material respect of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(r)     Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s Knowledge, threatened

(s)     Internal Accounting Control. The Company maintains effective internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the Exchange Act.

3.2   Representations and Warranties of the Investors. Each Investor hereby, as to itself only and for no other Investor, represents and warrants to the Company as follows:

(a)    Organization; Authority. Such Investor that is an entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The purchase by such Investor that is an entity of the Shares hereunder has been duly authorized by all necessary corporate, partnership or other action on the part of such Investor. Such Investor that is an individual has the capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Investor and constitutes the valid and binding obligation of such Investor, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)    Experience of Such Investor. Such Investor, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Investor is able to bear such risk and is able to afford a complete loss of such investment.

(c)    No Legal, Tax or Investment Advice. Such Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Shares constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1   Use of Proceeds. The Company will use substantially all of the proceeds from a sale of the Shares, net of expenses, for general corporate purposes, which may include, making investments in accordance with its investment objective and policies as described in the Prospectus.

4.2   Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Shares on such Trading Market and promptly secure the listing of all of the Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.3   Securities Laws Disclosure; Publicity. The Company shall (a) by 9:00 a.m. (New York City time) on the fourth Trading Day immediately following the date hereof, (i) issue a press release disclosing the material terms of the transactions contemplated hereby, and (ii) file a Current Report on Form 8-K, with the SEC within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Investors. The Company and each Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Investor shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Investor, or without the prior consent of each Investor, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of such Investor, except (a) as required by federal securities law in connection with the filing of final Agreement with the SEC and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure permitted under this clause (b).

4.4   Certain Transactions and Confidentiality. Each Investor, severally and not jointly with the other Investors, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release and the Current Report on Form 8-K as described in Section 4.3. Each Investor, severally and not jointly with the other Investors, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release and the Current Report on Form 8-K as described in Section 4.3, such Investor will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Investor makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release and the Current Report on Form 8-K as described in Section 4.3, (ii) no Investor shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release and the Current Report on Form 8-K as described in Section 4.3 and (iii) no Investor shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release and the Current Report on Form 8-K as described in Section 3. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.5   Furnishing Information. Until the earlier of the time that no Investor owns Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

ARTICLE V
MISCELLANEOUS

5.1   Termination. This Agreement may be terminated by the Company or any Investor (as to itself only), by written notice to the other parties, if the Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2   Fees and Expenses. Except as expressly set forth in this Agreement to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5.3   Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Investors such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under this Agreement.

5.4   Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified on the signature pages hereof prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified on the signature pages hereof on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address, facsimile number or email address as may be designated in writing hereafter, in the same manner, by any such Person.

5.5   Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Investors or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6   Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.7   Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Investor (other than by merger). Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of this Agreement that applies to the “Investors.”

5.8   No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified Party is an intended third party beneficiary of Section 5.5 and (in each case) may enforce the provisions of such Section directly against the parties with obligations thereunder.

5.9   Governing Law; Venue; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD DEFER TO THE LAW OF ANOTHER JURISDICTION. THE COMPANY AND INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THIS AGREEMENT), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND INVESTORS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

5.10  Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares. Each Investor shall be responsible only for its own representations, warranties and covenants hereunder.

5.11  Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

5.12  Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.13   Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) this Agreement, whenever any Investor exercises a right, election, demand or option owed to such Investor by the Company under this Agreement and the Company does not timely perform its related obligations within the periods therein provided, then, prior to the performance by the Company of the Company’s related obligation, such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14  Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.

5.15  Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to seek specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

5.16  Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Agreement to a number of shares or a price per share shall be amended to appropriately account for such event.

5.17  Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. The decision of each Investor to purchase Shares pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment hereunder. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any Proceeding for such purpose.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

STONECASTLE FINANCIAL CORP.

By:	/s/ Patrick J. Farrell
Name:	Patrick J. Farrell
Title:	Authorized Signatory

Address for Notice:

STONECASTLE FINANCIAL CORP.
100 Fillmore Street, Suite 325
Denver, Colorado 80206
Tel: (212)-468-5441

With a copy to:

Troutman Pepper Hamilton Sanders LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103
Tel: (215) 981-4659
Fax: (215) 981-4750
Email: john.falco@troutman.com
Attn: John P. Falco, Esq.

[Investor signature pages follow]

[signature page to Securities Purchase Agreement - BANX]

[INVESTOR SIGNATURE PAGES TO THE SECURITIES PURCHASE AGREEMENT ARE ON FILE WITH THE COMPANY]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investor:

Signature of Authorized Signatory of Investor:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Investor:

Subscription Amount: $

Shares:

EIN Number:

DTC Details:

Name of DTC Participant (broker-dealer at which account(s) to be credited with Shares are maintained):

DTC Participant Number:

Name of Account(s) at DTC Participant being credited with Shares:

Account Number(s) at DTC Participant being credited with Shares: